EXHIBIT A

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE MAY BE CONVERTED HAS BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE BLUE SKY LAWS, AND IS SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE MAY BE CONVERTED MAY BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DIGITILITI, INC.
UNSECURED CONVERTIBLE DEBENTURE DUE MARCH 31, 2014

$___________	, 2012

FOR VALUE RECEIVED, Digitiliti, Inc., a Delaware corporation (the “Company”), promises to pay to the order of __________________, a [insert state of residence /insert entity form, organized and existing under the laws of ________] or [his/her/its] successors and assigns (the “Holder”), at __________________________, or at such other place designated at any time by the Holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum $__________, or so much thereof as may be outstanding from time to time, together with interest thereon as set forth herein.
1.Maturity. The entire outstanding principal balance of this Unsecured Convertible Debenture due March 31, 2014 (“Unsecured Debenture”), together with all accrued and unpaid interest thereon (the “Outstanding Balance”), shall be due and payable on March 31, 2014 (the “Maturity Date”). The Maturity Date shall automatically be extended to September 30, 2014 for any Unsecured Debenture not paid in full by the Maturity Date.
2.    Interest. This Unsecured Debenture shall bear interest on the outstanding principal amount at the rate of 8% per annum simple interest until the Debenture is paid in full. Accrued interest shall be due and payable on the Maturity Date, as the same may be extended by the Company.
3.    No Security Interest. Holder acknowledges and agrees that the indebtedness represented by this Unsecured Debenture is unsecured, and thus, is not secured by any assets or properties of the Company. The Holder hereby agrees and acknowledges that this Unsecured Debenture is expressly subordinate to all secured obligations previously issued by the Company before the date of this Unsecured Debenture, estimated to be approximately $2,547,128 in principal amount.
4.    Prepayment. This Unsecured Debenture may be prepaid without penalty by the Company at any time with thirty (30) days prior written notice to the Holder.
5.    Conversion.

(a)    Starting from the date of this Unsecured Debenture (the “Investment Date”), the Holder of this Unsecured Debenture shall have the right and option to convert all or any portion of the Outstanding Balance (including accrued interest) under this Unsecured Debenture at any time, and from time to time, at the conversion rate equal to $0.03 per share.
(b)    Upon any conversion of this Unsecured Debenture described in Section 7(a), the Holder shall immediately surrender this Unsecured Debenture (or a portion of this Unsecured Debenture, as applicable) in exchange for stock certificates representing the appropriate number of shares of Common Stock, the number of which shall be rounded up to the nearest whole number, such that no fractional shares shall be issued.
6.    Transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company at least three (3) days before transferring this Unsecured Debenture, of such Holder’s intent to do so, describing briefly the manner of the proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of counsel satisfactory in form and substance to the Company, the proposed transfer may be effected without violation of the applicable federal and state securities laws, the Holder shall be entitled to transfer this Unsecured Debenture in the manner contemplated in the above-referenced notice to the Company; provided, that an appropriate legend may be endorsed on this Unsecured Debenture respecting restrictions on transfer thereof necessary or advisable in the opinion of counsel and satisfactory in form and substance to the Company to prevent further transfer that would be in violation of the securities laws or adversely affect the exemptions relied upon by the Company. Upon transfer of this Unsecured Debenture, the transferee, by acceptance of this Unsecured Debenture, agrees to be bound by the provisions, terms, conditions and limitations of this Unsecured Debenture and the investment and representation letter, if any, required by the Company. If (i) no opinion of counsel referred to in this Section has been provided to the Company, or (ii) in the opinion of such counsel the proposed transfer or disposition of this Unsecured Debenture described in the Holder’s written notice given pursuant to this Section may not be effected without registration, without adversely affecting the exemptions relied upon by the Company, the Holder will restrict its transfer, conversion or disposition accordingly.
7.    Replacement of Unsecured Debenture. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Unsecured Debenture and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company if requested by the Company, or in the case of any such mutilation, upon surrender and cancellation of such Unsecured Debenture, the Company shall issue a new Unsecured Debenture identical in form to the lost, stolen, destroyed or mutilated Debenture.
8.    Events of Default. Each of the following events shall be an Event of Default (“Event of Default”) for purposes of this Unsecured Debenture:
(a)    Debenture Terms. The Company defaults in the due and punctual performance or observance of any material terms contained in this Unsecured Debenture, and such default continues for a period of thirty (30) consecutive days after written notice thereof to the Company by the Holder of this Unsecured Debenture;
(b)    Failure to Pay Indebtedness. The Company defaults in the due and punctual payment or observance under the terms of any senior debt or any default under the terms of any pari passu indebtedness.

(c)    Insolvency Matters. The Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or all or any substantial part of the properties of the Company.
9.    Remedies on Default. Upon the occurrence of an Event of Default as described under Section 8 hereof and subject to the limitations herein, the Holder shall have the option to declare the principal amount hereof and all accrued but unpaid interest thereon to be immediately due and payable upon written notice from the Holder to the Company.
10.    Attorneys’ Fees. If the principal and interest on this Unsecured Debenture is not paid when due, whether or not collection is initiated by the prosecution of any suit, or by any other judicial proceeding, or this Unsecured Debenture is placed in the hands of an attorney for collection, the Company shall pay, in addition to all other amounts owing hereunder, all costs expenses and fees, including reasonable hourly attorneys’ fees, incurred by the Holder in connection therewith.
11.    Waiver and Consent. The Company hereby waives presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting the amounts due under this Unsecured Debenture and agrees that the Holder shall not be required first to initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Unsecured Debenture.
12.    Governing Law. This Unsecured Debenture shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflict of laws provisions.
13.    Miscellaneous Provisions. This Unsecured Debenture shall be binding on the successors and assigns of the Company and inure to the benefit of the Holder, its successors, endorsees and assigns. Wherever possible, each provision of this Unsecured Debenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Unsecured Debenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Unsecured Debenture. This Unsecured Debenture may be changed only by an agreement in writing signed by the Company and Holder.

IN WITNESS WHEREOF the Company has caused its duly authorized officer to execute this Unsecured Debenture as of the date first above written.

COMPANY: DIGITILITI, INC. By: _____ Name: ________________________________ Its: _________________________________

[Signature Page to Unsecured Convertible Debenture due March 31, 2014]

6577875v2